UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: April 7, 2022
(Date of earliest event reported)

EARTHSTONE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35049	84-0592823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)
(281) 298-4246
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	ESTE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On April 7, 2022, Earthstone Energy Holdings, LLC (“EEH”), a subsidiary of Earthstone Energy, Inc. (the “Company”), and four of EEH’s wholly-owned subsidiaries, Earthstone Operating, LLC, a Texas limited liability company (“Earthstone Operating”), Earthstone Permian LLC, a Texas limited liability company (“Earthstone Permian”), Sabine River Energy, LLC, a Texas limited liability company (“Sabine River Energy”), and Independence Resources Technologies, LLC, a Delaware limited liability company (“Independence Technology” and, together with Earthstone Operating, Earthstone Permian, Sabine River Energy and the Company, the “Guarantors”), entered into a purchase agreement (the “Purchase Agreement”) with RBC Capital Markets, LLC, as representative of the several initial purchasers named in Exhibit A to the Purchase Agreement (together, the “Initial Purchasers”), providing for the private offer and sale by EEH (the “Offering”) of $550.0 million aggregate principal amount of EEH’s 8.000% senior notes due 2027 (the “Notes”), along with related guarantees (the “Guarantees”) of the Notes.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which EEH and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. A copy of the Purchase Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

The Offering was made pursuant to an offering memorandum dated April 7, 2022 and closed on April 12, 2022. EEH received net proceeds from the Offering of approximately $540.4 million (after deducting underwriting discounts and commissions). EEH intends to use the net proceeds from the Offering to repay borrowings under its senior secured credit facility and the remainder for general corporate purposes. The Notes and the Guarantees were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees were resold to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S of the Securities Act.

Certain of the Initial Purchasers or their affiliates perform and have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they receive and have received customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under EEH’s senior secured revolving credit facility and therefore may receive their pro rata share of any proceeds from the sale of the Notes that are used to repay borrowings under EEH’s senior secured revolving credit facility. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company and its affiliates in the ordinary course of their business, for which they will receive fees and expenses.

Indenture

On April 12, 2022, in connection with the completion of the Offering, EEH entered into an indenture, dated as of April 12, 2022 (the “Indenture”), among EEH, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The Notes will mature on April 15, 2027 with interest accruing at a rate of 8.000% per annum payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing October 15, 2022. Before April 15, 2024, EEH may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed plus the “applicable premium” as of and accrued and unpaid interest, if any, to, but excluding, the date of redemption. EEH may redeem, at its option, all or part of the Notes at any time on or after April 15, 2024, at the applicable redemption price plus accrued and unpaid interest to, but not including, the date of redemption. Further, before April 15, 2024, EEH may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes in an amount not exceeding the net proceeds from one or more private or public equity offerings at a redemption price of 108.000% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of each such stock offering. Upon a Change of Control (as defined in the Indenture) EEH must offer to repurchase the Notes on terms and conditions set forth in detail in the Indenture.

The Notes are guaranteed on a senior unsecured basis by the Guarantors and may be guaranteed by certain of EEH’s future restricted subsidiaries. The Notes are unsecured, rank equally in right of payment with all existing and future senior unsecured indebtedness of EEH and the Guarantors and rank senior in right of payment to any future subordinated indebtedness of EEH and the Guarantors. The Notes will rank effectively junior to all secured indebtedness of EEH and the Guarantors, including indebtedness under EEH’s revolving credit facility, to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior in right of payment to all indebtedness and other liabilities, including trade payables, of any future subsidiary of EEH that are not guarantors.

The Indenture restricts EEH’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture), including the Guarantors, to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its Restricted Subsidiaries to EEH; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications set forth in the Indenture. If the Notes achieve an Investment Grade Rating (as defined in the Indenture) or better from two of three of Moody’s Investors Service, Inc., S&P Global Ratings, or Fitch Ratings, Inc., many of these covenants will be suspended.

The Indenture contains customary events of default (each an “Event of Default”). If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the unpaid principal of, premium, if any, and accrued but unpaid interest on, all the Notes then outstanding to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency of EEH or any Significant Subsidiary (as defined in the Indenture) occurs, the principal of, premium, if any, and the interest on, all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The foregoing description of the Indenture is a summary only and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is attached hereto as Exhibit 4.1, and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
4.1
Indenture, dated as of April 12, 2022, by and among Earthstone Energy Holdings, LLC, Earthstone Energy, Inc., Earthstone Operating, LLC, Earthstone Permian LLC, Sabine River Energy, LLC, Independence Resources Technologies, LLC, and U.S. Bank Trust Company, National Association, as Trustee.

10.1
Purchase Agreement dated as of April 7, 2022, by and among Earthstone Energy Holdings, LLC, Earthstone Energy, Inc., Earthstone Operating, LLC, Earthstone Permian LLC, Sabine River Energy, LLC, Independence Resources Technologies, LLC, and RBC Capital Markets, LLC, as representative of the initial purchasers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date:	April 13, 2022	By:	/s/ Tony Oviedo
Tony Oviedo
Executive Vice President - Accounting and Administration